Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE UNIVERSAL HEALTH SERVICES, INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	: : : : : : : : :	CIVIL ACTION NO. 17-02187 HONORABLE JOEL H. SLOMSKY

NOTICE OF (I) PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTIONS; (II) SETTLEMENT FAIRNESS HEARING; AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES
AND LITIGATION EXPENSES

A Federal Court authorized this Notice.  This is not a solicitation from a lawyer.

TO:	all HOLDERS OF Universal Health Services, Inc. (“UHS” or the “Company”) COMMON STOCK as of the close of TRADING on OCTOBER 18, 2021 (“CURRENT UHS STOCKHOLDERS”).

The purpose of this Notice is to inform you of: (i) the stockholder derivative action captioned In re Universal Health Services, Inc., Derivative Litigation, Civil Action No. 17-02187 (including each of its member cases, the “Federal Action”), pending in the United States District Court for the Eastern District of Pennsylvania (the “Federal District Court” or “Court”); the stockholder derivative action captioned Delaware County Employees’ Retirement Fund, et al. v. Alan B. Miller, et al., C.A. No. 2017-0475-JTL (the “Delaware Action” and, together with the Federal Action, the “Actions”), pending in the Court of Chancery of the State of Delaware (the “Delaware Court”); and the stockholder litigation demand submitted by Dr. Eli Inzlicht-Sprei (the “Litigation Demand); (ii) a proposed settlement of the Federal Action, the Delaware Action, and the Litigation Demand (the “Settlement”), subject to the approval of the Federal District Court, as provided in the Stipulation and Agreement of Settlement dated September 15, 2021 (the “Stipulation”); (iii) the hearing that the Federal District Court will hold on December 20, 2021 at 10:30 a.m to determine whether to finally approve the proposed Settlement and to consider the application by Federal Plaintiffs’ Counsel, on behalf of all Plaintiffs’ Counsel,1 for an award of attorneys’ fees and litigation expenses; and (iv) Current UHS Stockholders’ rights with respect to the proposed Settlement and Federal Plaintiffs’ Counsel’s application for attorneys’ fees and expenses.2

[1]

“Plaintiffs’ Counsel” consist of (i) Co-Lead Counsel for the Federal Plaintiffs, the law firms Bernstein Litowitz Berger & Grossmann LLP, Scott+Scott Attorneys at Law LLP, Grant & Eisenhofer P.A., and the Axelrod Firm, LLC (“Federal Plaintiffs’ Counsel”); (ii) counsel for the Delaware Plaintiffs, Cohen Millstein Sellers & Toll PLLC and Andrews Springer LLC (“Delaware Plaintiffs’ Counsel”); and (iii) counsel for Dr. Eli Inzlicht-Sprei, Brager Eagel & Squire P.C., and Hynes & Hernandez, LLC.

[2]

All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, which is available in the “Investor Relations” section of the UHS’s website, www.uhsinc.com.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THIS ACTION.

The Stipulation was entered into as of September 15, 2021, by and among (i) lead plaintiffs in the Federal Action: Amalgamated Bank, Trustee of the Longview Broad Market 3000 Index Fund, Longview LargeCap 500 Index Fund, Longview LargeCap 500 Index VEBA Fund, Longview Quant LargeCap Equity VEBA Fund, and Longview Quantitative LargeCap Fund (“Amalgamated”), City of Cambridge Retirement System (“Cambridge”), and Charter Township of Clinton Police & Fire Pension Fund (“Clinton” and together with Amalgamated and Cambridge, the “Federal Plaintiffs”); (ii) plaintiffs in the Delaware Action: Delaware County Employees’ Retirement Fund (“Delaware County”) and Chester County Employees’ Retirement System (“Chester County” and, together with Delaware County, the “Delaware Plaintiffs” which, together with the Federal Plaintiffs, are the “Plaintiffs”); (iii) Dr. Eli Inzlicht-Sprei (together with Plaintiffs, the “Settling Stockholders”); (iv) defendants in the Federal Action: Alan Miller, Marc Miller, Robert H. Hotz, Lawrence S. Gibbs, Eileen C. McDonnell, Anthony Pantaleoni, John H. Herrell, Steve G. Filton, Debra K. Osteen, Marvin G. Pember, Charles F. Boyle, and James Caponi (collectively, the “Federal Defendants”); (v) defendants in the Delaware Action: Alan Miller, Marc Miller, Robert H. Hotz, Lawrence S. Gibbs, Eileen C. McDonnell, Anthony Pantaleoni, John H. Herrell, Steve G. Filton, Charles F. Boyle, James Caponi, and Matthew Klein (collectively, the “Delaware Defendants” and, together with the Federal Defendants, the “Defendants”); and (vi) nominal defendant in the Actions, UHS (Plaintiffs, Dr. Eli Inzlicht-Sprei, Defendants, and UHS, collectively, the “Settling Parties”), subject to the approval of the Federal District Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

As described in paragraph 35 below, the Settlement provides for corporate governance reforms that UHS will implement.  Because the Settlement involves the resolution of derivative actions, which were brought on behalf of and for the benefit of the Company, and a stockholder litigation demand, the benefits from the Settlement will go to the Company.

Please Note:  Individual UHS Stockholders will not receive any direct payment from the Settlement.  Accordingly, there is no Proof of Claim Form for stockholders to submit in connection with this settlement.  Also, stockholders are not required to take any action in response to this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.The purpose of this Notice is to explain the Actions and the Litigation Demand, the terms of the proposed Settlement, and how the proposed Settlement affects UHS Stockholders’ legal rights.

2.In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.  In this case, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of UHS.

3.The Federal District Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Federal Plaintiffs’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”).  See paragraphs 43-44 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT ARE THESE CASES ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE FEDERAL ACTION, THE DELAWARE ACTION, THE LITIGATION DEMAND, AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES.  THE FEDERAL DISTRICT COURT AND THE DELAWARE COURT HAVE MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY EITHER COURT OF FINDINGS OF FACT.

The Eastern District of Pennsylvania Derivative Action

4.Amalgamated sent an inspection demand pursuant to 8 Del. C. §220 to Universal’s Board of Directors (the “Board”), dated June 15, 2017 (the “Amalgamated 220 Demand”).  Following negotiations, Amalgamated obtained UHS Board minutes and presentations, among other things.  On July 28, 2017, Lead Plaintiff Amalgamated filed a derivative shareholder action captioned Amalgamated Bank Longview Funds v. Boyle, No. 2:17-cv-03404 (E.D. Pa.).

5.On August 7, 2017, Amalgamated sought to consolidate the various derivative actions pending and be appointed lead plaintiff. After briefing on the competing leadership motions, on March 29, 2018, the Court appointed Amalgamated lead plaintiff and its counsel, Scott+Scott Attorneys at Law LLP (“Scott+Scott”), lead counsel of the consolidated derivative action.

6.On March 9, 2017, Cambridge served a demand for books and records pursuant to 8 Del. C. §220.  On April 26, 2017, Cambridge filed in the Delaware Court of Chancery a complaint against UHS for books and records pursuant 8 Del. C. §220.  After UHS had begun producing books and records to Cambridge for its inspection, a trial of the books and records action was conducted on March 22, 2018, before Vice Chancellor Glasscock.  On August 24, 2018, the

Court of Chancery entered a final order in Cambridge’s books and records action.  Pursuant to the Court of Chancery’s order, UHS produced additional documents as ordered by the Court.

7.On October 3, 2018, the Charter Township of Clinton Police & Fire Pension Fund (“Clinton”) served a demand for books and records pursuant to 8 Del. C. §220.  It was agreed that Clinton, whose counsel was Delaware counsel for Cambridge, would accept the same documents that Cambridge received.

8.Amalgamated, Cambridge, and Clinton agreed to work together to prosecute the derivative action in the Eastern District of Pennsylvania.  On November 5, 2018, Amalgamated, Cambridge, and Clinton filed and served an amended consolidated derivative complaint (defined above as the “Federal Complaint”).

9.The Federal Complaint claimed breaches of fiduciary duty against the Defendants for allegedly failing to prohibit or terminate asserted business practices with respect to behavioral-health patient admissions that Plaintiffs described as violations of federal and state laws.  Specifically, the complaint alleged that, starting in 2013, UHS’s Board learned of an investigation of the Company by the Office of Inspector General for the U.S. Department of Health and Human Services (“OIG”) and Department of Justice (“DOJ”) looking at potential violations of the False Claims Act and improper billing. The Federal Complaint further described news reports and letters from a union pension fund claiming that UHS was improperly committing patients to UHS behavioral health facilities, and diagnosing patients as experiencing suicidal ideation at higher rates than other hospitals in order to increase revenues.

10.On November 9, 2018, Defendants moved to stay the action, and if the stay was denied, for an extension of time to move or respond to the Federal Complaint.  On November 23, 2018, Amalgamated, Cambridge, and Clinton filed their opposition to the Defendants’ motions. On November 30, 2018, Defendants filed their reply papers in support of their motions.

11.On December 10, 2018, the Court denied the Defendants’ motion to stay the Federal Action and granted the motion for an extension of time to respond to the Federal Complaint.

12.On January 25, 2019, Plaintiffs moved to amend the Court’s March 29, 2018 order and appoint Cambridge and Clinton as additional co-lead plaintiffs, and their counsel, Bernstein Litowitz Berger & Grossmann LLP (“BLB&G”) and Grant & Eisenhofer P.A. (“G&E”) as additional co-lead counsel.  On February 8, 2019, Defendants filed their opposition to Plaintiffs’ motion to amend the leadership order.  On February 15, 2019, Plaintiffs filed their reply papers in further support of the motion to amend the leadership order.

13.On February 22, 2019, the Court granted Plaintiffs’ motion to amend the leadership order, appointing Amalgamated, Cambridge, and Clinton as co-lead plaintiffs (“Co-Lead Plaintiffs”), and their respective counsel Scott+Scott, BLB&G, and G&E as co-lead counsel.

Defendants’ Motion To Dismiss

14.On February 11, 2019, Defendants moved to dismiss the Federal Complaint pursuant to Federal Rules of Civil Procedure 12(b)(6) and 23.1, based on alleged failure to plead demand futility and failure to state a claim.  On March 29, 2019, Co-Lead Plaintiffs served and filed their opposition to the motion to dismiss.  On April 29, 2019, Defendants served their reply papers in further support of their motion to dismiss.  On May 31, 2019, the Court heard oral argument on Defendants’ motion to dismiss.

15.On June 7, 2019, Co-Lead Plaintiffs filed a supplemental brief and supporting documents in opposition to the Defendants’ motion to dismiss.  On June 20, 2019, Defendants filed a supplemental brief in further support of their motion to dismiss.

16.On July 26, 2019, Defendants filed a notice that UHS had publicly disclosed that it had been advised that the DOJ’s Criminal Frauds Section had closed its investigation of the Company and its affiliated behavioral health facilities. In addition, UHS disclosed that it had reached an agreement in principle to resolve the related civil investigation led by the DOJ’s Civil Division for $127 million, subject to the receipt of requisite approvals and the preparation and execution of settlement agreements and a corporate integrity agreement.  On August 19, 2019, the Court issued an order and opinion dismissing the Federal Complaint under Rule 23.1 for failing to plead demand futility because it lacked sufficiently particularized allegations to demonstrate that the Board directed UHS behavioral health facilities to engage in any fraudulent misconduct, and because it failed to state any claim against any director defendant.

17.On September 13, 2019, Co-Lead Plaintiffs moved to amend the judgment of dismissal under Rule 59(e) and for leave to file a second amended complaint.  On September 27, 2019, Defendants filed their opposition to the motion.  On October 11, 2019, Co-Lead Plaintiffs filed their reply papers in further support of the motion.  On April 29, 2020, the Court denied Co-Lead Plaintiffs’ motion.

18.On May 28, 2020, Co-Lead Plaintiffs filed a notice of appeal.

Delaware Chancery Court Derivative Action

19.Delaware Plaintiffs each served books and records demands pursuant to 8 Del. C. § 220.

20.On June 30, 2017, Delaware Plaintiffs filed the Delaware Action.

21.On December 16, 2017, the Delaware Court of Chancery granted Defendants’ motion to stay the case pending resolution of the federal securities class action that was then pending in the Eastern District Court of Pennsylvania.  That stay has since been extended pending the final resolution of the Federal Action.

The Litigation Demand

22.On August 11, 2017, a litigation demand was submitted to the Board of UHS on behalf of Dr. Eli Inzlicht-Sprei.

Proceedings and Mediation In The Third Circuit

23.In August 2020, the Chief Circuit Mediator for the Third Circuit designated this action (and the companion securities class action) for mediation.

24.The parties agreed, with the consent of the Chief Circuit Mediator for the Third Circuit, to retain private mediators.  The parties retained the Honorable Daniel Weinstein (retired) and Jed Melnick of JAMS as mediators (collectively, the “Mediators”).

25.On September 14, 2020, Co-Lead Plaintiffs filed their opening appeal brief in the Third Circuit.

26.On October 12, 2020, the parties submitted to the Mediators and exchanged mediation statements.

27.On October 21, 2020, the parties had a mediation session with the Mediators.  The mediation did not result in a proposed settlement, and the parties both continued to litigate and also to mediate.  The parties, working through the Mediators, continued to pursue a proposed settlement and exchanged proposals.

28.On November 12, 2020, the Defendants filed their opposition brief in the Third Circuit.

29.Through a series of orders entered in the Third Circuit, the date for Appellants’ reply brief was extended.  The parties continued to work with the Mediators to obtain a proposed settlement.

30.On June 1, 2021, as a result of extensive, arm’s-length negotiations and work with the Mediators, the parties signed a Memorandum of Understanding (“MOU”) setting forth the primary terms of the proposed settlement.

31.The MOU set forth, among other things, the Settling Parties’ agreement to resolve the Federal Action, the Delaware Action, and the Litigation Demand in exchange for the corporate governance reforms set forth in Exhibit A hereto, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers.

32.On September 15, 2021, the Settling Parties entered into Stipulation, which reflects the final and binding agreement by and among the Settling Parties and supersedes the Term Sheet.

33.In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Stipulation, counsel for the Settling Parties did not discuss the amount of any application by Federal Plaintiffs’ Counsel for an award of attorneys’ fees and expenses until the substantive terms of the Settlement were negotiated at arm’s-length and agreed upon.

34.On October 18, 2021, the Federal District Court preliminarily approved the Settlement, authorized this Notice to be provided to Current UHS Stockholders, and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

35.In consideration for the dismissal with prejudice of the Actions and the withdrawal of the Litigation Demand, and the settlement and release of all Released Plaintiffs’ Claims (defined in paragraph 38 below) against the Released Defendants’ Persons (defined in paragraph 38 below), the UHS Board has agreed, in the sound exercise of its business judgment, with the approval by the Office of the Inspector General, Department of Health and Human Services (“OIG”), and consistent with the terms of UHS’s Corporate Integrity Agreement, to the corporate governance reforms set forth in Exhibit A to the Stipulation.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

36.Settling Stockholders believe that the claims raised in the Actions and the Litigation Demand have merit and that their investigations support the claims asserted the Actions and the Litigation Demand.  Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Stockholders and Plaintiffs’ Counsel have concluded that it is desirable that the Actions and the Litigation Demand be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  Settling Stockholders and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial(s) and through possible appeal(s).  Settling Stockholders have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Actions, the difficulties and delays inherent in such litigation, the cost to the Company – on behalf of which Settling Stockholders filed the Actions or made the Litigation Demand – and distraction to the management of UHS that would result from extended litigation.  Based on their evaluation, and in light of what Settling Stockholders and Plaintiffs’ Counsel believe to be the significant benefits conferred upon the Company as a result of the Settlement, Settling Stockholders and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Settling Stockholders and the Company and have agreed to settle the Actions and the Litigation Demand upon the terms and subject to the conditions set forth in the Stipulation.

37.Defendants and the Company, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Actions or the Litigation Demand, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Actions and the Litigation Demand, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

38.If the Settlement is approved, the Settling Parties will request that the Court enter an Order and Final Judgment Approving Derivative Action Settlement (the “Judgment”).  Pursuant to the Judgment, upon the Effective Date of the Settlement, the following releases will occur:

Release of Claims by Plaintiffs and the Company:  UHS, Plaintiffs (acting on their own behalf and derivatively on behalf of the Company), Dr. Eli Inzlicht-Sprei, and any UHS Stockholder acting derivatively on behalf of the Company will release all Released Plaintiffs’ Claims (defined below) against the Released Defendants’ Persons (defined below).  In addition, upon the Effective Date, UHS, Plaintiffs (acting on their own behalf and derivatively on behalf of the Company), Dr. Eli Inzlicht-Sprei, and any other UHS Stockholder acting derivatively on behalf of the Company, will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiffs’ Claims against the Released Defendants’ Persons.

“Released Plaintiffs’ Claims” means any and all claims, rights, duties, controversies, obligations, debts, demands, actions, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, and causes of action of every nature and description, whether known claims or Unknown Claims (defined below), whether arising under federal, state, local, statutory, common, or foreign law, or any other rule or regulation, whether at law or equity, whether fixed or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, that (i) were or could have been asserted by the Company or by Plaintiffs or any other UHS Stockholder derivatively on the Company’s behalf and arise out of or relate to the allegations, transactions, facts, matters, disclosures, or non-disclosures set forth in the Federal Complaint, the Delaware Complaint, or in the Litigation Demand, or (ii) arise out of or relate in any way to the defense or settlement of the claims against Defendants, except for claims relating to the enforcement of the Stipulation.  For the avoidance of doubt, this release shall not cover, include, or release: (i) the claims asserted in the Complaint dated July 6, 2021, filed in Knight v. Miller, et al., Case No. 2021-0581-SG (Del. Ch.) or (ii) any direct claims of Plaintiffs or any UHS Stockholder, including without limitation any claims asserted under the federal securities laws, including without limitation the claims asserted in Teamsters Local 456 Pension Fund, et al. vs. Universal Health Services, Inc., et al., Case No. 2:17-cv-02817-JHS (E.D. Pa.).

“Released Defendants’ Persons” means: (i) Defendants, (ii) all of the current and former representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each Defendant, in their capacities as such; and (iii) the Released Company Persons.3

“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff does not know or suspect to exist in its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or the Company does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his or its decision(s) with respect to this Settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, Defendants, and the Company shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common

[3]

“Released Company Persons” means (i) the Company; (ii) the Company’s current and former parents, affiliates, subsidiaries, and divisions; and (iii) all of the current and former principals, partners, officers, owners, directors, supervisors, employees, agents, members, representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each of the persons and entities listed in (i) and (ii), in their capacities as such.

law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs, Defendants, and the Company acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement.  Plaintiffs, Defendants, UHS, and each UHS Stockholder may hereafter discover facts in addition to or different from those which he, she, it, or their counsel now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, Plaintiffs, UHS, and each UHS Stockholder derivatively on behalf of UHS, and Defendants shall be deemed to have, and by the operation of the Judgment shall have, fully, finally and forever settled and released all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the UHS Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

Release of Claims by Defendants and the Company:  Defendants and the Company will release all Released Defendants’ Claims (defined below) against the Released Plaintiffs’ Persons (defined below).  In addition, upon the Effective Date, Defendants and the Company will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against the Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means any and all claims, rights, duties, controversies, obligations, debts, demands, actions, sums of money, suits, contracts, agreements, promises, damages, losses, judgments, liabilities, allegations, arguments, and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, local, statutory, common, or foreign law, or any other rule or regulation, whether at law or equity, whether fixed or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims against Defendants, except for claims relating to the enforcement of the Stipulation.

“Released Plaintiffs’ Persons” means: (i) Plaintiffs, (ii) Plaintiffs’ Counsel, (iii) UHS Stockholders, and (iv) all of the current and former principals, partners, officers, owners, directors, supervisors, current and former employees, agents, members, representatives, insurers, attorneys, heirs, executors, administrators, and assigns of each of the persons and entities listed in (i), (ii), and (iii), in their capacities as such.

Additional Release of Claims by Defendants: Defendants will release all Released Defendants’ Claims against the Released Company Persons.  In addition, upon the Effective Date, Defendants will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendants’ Claims against the Released Company Persons.

39.By Order of the Court, all proceedings in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court.  Also, pending final determination of whether the Settlement should be approved, the Court has (i) barred and enjoined the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims against any of the Released Defendants’ Parties; and (ii) barred and enjoined the commencement or prosecution of any action asserting any Released Defendants’ Claims against any of the Released Plaintiffs’ Parties.

HOW WILL THE ATTORNEYS BE PAID?

40.Defendants and the Company agree that the efforts of Plaintiffs’ Counsel conferred benefits on UHS and UHS Stockholders and that Plaintiffs’ Counsel are entitled to an award of reasonable attorneys’ fees and expenses based on such benefits.  Federal Plaintiffs’ Counsel intend to apply for an aggregate Fee and Expense Award in the Federal District Court in an amount not to exceed $5,700,000, and Defendants and the Company reserve the right to oppose the amount of any such application for attorneys’ fees and expenses.

41.The Federal District Court will determine the amount of any Fee and Expense Award for Plaintiffs’ Counsel.  The Company will cause the full payment of any Court-approved Fee and Expense Award to Federal Plaintiffs’ Counsel.  UHS Stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD?  DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING?  MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

42.You do not need to attend the Settlement Fairness Hearing.  The Court will consider any submission made in accordance with the provisions below even you do not attend the Settlement Fairness Hearing.

43.Please Note:  The date and time of the Settlement Fairness Hearing may change without further written notice to UHS Stockholders.  In addition, the ongoing COVID-19 health emergency is a fluid situation that creates the possibility that the Court may decide to conduct the Settlement Fairness Hearing by video or telephonic conference, or otherwise allow Current UHS Stockholders to appear at the hearing by phone or video, without further written notice to Current UHS Stockholders.  In order to determine whether the date and time of the Settlement Fairness Hearing have changed, or whether Current UHS Stockholders must or may participate by phone or video, it is important that you monitor the Court’s docket and the “Investor Relations” section of UHS’s website, www.uhsinc.com, before making any plans to attend the Settlement Fairness Hearing.  Any updates regarding the Settlement Fairness Hearing, including any changes to the date or time of the hearing or updates regarding in-

person or telephonic appearances at the hearing, will be posted to the “Investor Relations” section of UHS’s website, www.uhsinc.com.  Also, if the Court requires or allows Current UHS Stockholders to participate in the Settlement Fairness Hearing by telephone or video conference, the information needed to access the conference will be posted to the “Investor Relations” section of UHS’s website, www.uhsinc.com.

44.The Settlement Fairness Hearing will be held on December 20, 2021 at 10:30 a.m., before The Honorable Joel H. Slomsky, either in person at United States District Court for the Eastern District of Pennsylvania, 601 Market Street, Philadelphia, PA 19106, or by telephone or videoconference (in the discretion of the Court), to determine, among other things: (i) whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to UHS and UHS Stockholders, and should be finally approved by the Court; (ii) whether a Judgment, substantially in the form attached as Exhibit E to the Stipulation, should be entered finally approving the Settlement and dismissing the Federal Action with prejudice against the Federal Defendants; (iii) whether the application by Federal Plaintiffs’ Counsel, on behalf of all Plaintiffs’ Counsel, for an award of attorneys’ fees and litigation expenses should be approved; and (iv) any other matters that may properly be brought before the Court in connection with the Settlement.

45.Any Current UHS Stockholder may object to the Settlement or Federal Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses.  Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Eastern District of Pennsylvania at the address set forth below as well as serve copies on Representative Federal Plaintiffs’ Counsel, Defendants’ Counsel, and UHS Counsel at the addresses and email addresses set forth below such the objection is received on or before November 29, 2021.

Clerk’s Office United States District Court Eastern District of Pennsylvania 601 Market Street Philadelphia, PA 19106	Representative Federal Plaintiffs’ Counsel Bernstein Litowitz Berger & Grossmann LLP David Wales, Esq. 1251 Avenue of the Americas New York, NY 10020 Davidw@blbglaw.com
Defendants’ Counsel Morgan, Lewis & Bockius LLP Steven A. Reed, Esq. 1701 Market Street Philadelphia, PA 19103-2921 Steven.reed@morganlewis.com	UHS Counsel Robbins, Russell, Englert, Orseck & Untereiner LLP Gary A. Orseck, Esq. 2000 K Street, NW 4th Floor Washington, DC 20006 gorseck@robbinsrussell.com

46.Any objections must identify the case name and civil action number for the Federal Action, “In re Universal Health Services, Inc., Derivative Litigation, Civil Action No. 17-02187,” and they must: (i) state the name, address, and telephone number of the person or entity objecting, and if represented by counsel, the name, address, and telephone number of such counsel, and must be signed by the objector; (ii) state with specificity the grounds for the objection, including any legal and evidentiary support the objector wishes to bring to the Court’s attention; and (iii) include documentation sufficient to prove that the objector owned shares of UHS common stock as of the close of trading on October 18, 2021. Documentation establishing ownership of UHS common stock must consist of copies of a monthly brokerage account statement, or an authorized statement from the objector’s broker containing the information found in an account statement.

47.You may not object to the Settlement or Federal Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses if you are not a Current UHS Stockholder.

48.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

49.If you wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement or Federal Plaintiffs’ Counsel’s motion for an award of attorneys’ fees and litigation expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Representative Federal Plaintiffs’ Counsel, Defendants’ Counsel, and UHS Counsel at the addresses set forth in paragraph 45 above so that it is received on or before November 29, 2021. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Objectors who intend to appear at the Settlement Hearing through counsel must also identify that counsel by name, address, and telephone number. Objectors and/or their counsel may be heard orally at the discretion of the Court.

50.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Federal Plaintiffs’ Counsel, Defendants’ Counsel, and UHS Counsel at the addresses set forth in paragraph 45 above so that the notice is received on or before November 29, 2021.

51.The Settlement Hearing may be adjourned by the Court without further written notice to UHS Stockholders, and the Court may approve the proposed Settlement with such modifications as the Settling Parties may agree to, if appropriate, without further notice to the UHS Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time of the hearing as stated in paragraph 45 above.

52.Unless the Court orders otherwise, any Current UHS Stockholder who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or Federal Plaintiffs’ Counsel’s motion for an award of attorneys’ fees and litigation expenses. Current UHS Stockholder do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

53.This Notice contains only a summary of the terms of the Settlement. For the full terms and conditions of the Settlement, please see the Stipulation available at “Investor Relations” section of UHS’s website, www.uhsinc.com. More detailed information about the matters involved in the Federal Action can be obtained by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.paed.uscourts.gov, or by visiting, during regular office hours, the Office of the Clerk, United States District Court for the Eastern District of Pennsylvania, 601 Market Street, Philadelphia, PA 19106. Additionally, copies of any related orders entered by the Federal Court and certain other filings in this Action will be posted on “Investor Relations” section of UHS’s website, www.uhsinc.com.  If you have questions regarding the Settlement, you may write, call, or email the following counsel for Plaintiffs:  David Wales, Esq., Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020, 1-800-380-8496, settlements@blgbglaw.com; Thomas L. Laughlin, IV, Esq., Scott+Scott Attorneys At Law LLP, 230 Park Avenue, 17th Floor, New York, NY 10169, tlaughlin@scott-scott.com; and Michael J. Barry, Esq., Grant & Eisenhofer P.A., 123 Justison Street, Wilmington, DE 19801, mbarry@gelaw.com.

PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, DEFENDANTS, THE COMPANY, OR THEIR COUNSEL REGARDING THIS NOTICE OR THE SETTLEMENT.

Dated: October 26, 2021	By Order of the Court United States District Court for the Eastern District of Pennsylvania